SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54123	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated April 1, 2020, the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) advised Paysign Inc. (the “Company”) that the Company does not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing because Nasdaq has not received the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019. Nasdaq informed the Company that it has until June 1, 2020 to submit a plan to regain compliance with respect to this delinquent report.

The Company has filed its Form 10-K and expects that Nasdaq will accept this filing as curing the Company’s deficiency.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on April 3, 2020, disclosing its receipt of Nasdaq's notification letter dated April 1, 2020. A copy of the press release is attached as Exhibit 99.1.

The information set forth in this Item 7.01 of Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired: Not applicable.

(b)	Pro forma financial information: Not applicable.

(c)	Shell company transactions: Not applicable.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 3, 2020

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAYSIGN, INC.
Date: April 3, 2020	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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